 News Release

Nalco Company
1601 West Diehl Road
Naperville, IL  60563-1198
www.nalco.com

Media Contact:  Charlie Pajor
630 305 1556
cpajor@nalco.com

Investor Contact:  Mike Bushman
630 305 1025
mbushman@nalco.com
Date: May 4, 2005

Nalco Sales and Earnings Remain on Growth Track; Double-digit EBITDA Growth Target Reaffirmed

(Naperville, Illinois) Nalco Holding Company (NYSE: NLC) sales increased 9.0 percent in the first quarter to $777.6 million from $713.3 million, and net income turned to a positive $11.0 million from the year-ago loss of $126.7 million. Adjusted EBITDA, a non-GAAP measure used to determine compliance with the Company’s debt covenants, increased by 6.7 percent to $144.3 million from $135.3 million.

Sales growth of 9.0 percent was composed of 4.7 percent organic growth, including 2.5 percent pricing; a 2.3 percent favorable impact from foreign currency; and a 2.0 percent benefit from formation of the Katayama Nalco joint venture in Japan.

“We are pleased with the growth progress of the Company. We expect to exceed our goal of 5 percent organic sales growth. Additionally, we have implemented price increases at April 1, and will take further pricing steps as needed this year to cover disproportionate raw material cost hikes,” said Dr. William H. Joyce, Chairman and Chief Executive Officer. “Sales growth and higher prices, together with continued progress on cost reduction programs, give us confidence in delivering another year of double-digit Adjusted EBITDA growth.”

Energy Services led Nalco’s sales growth, increasing 8.1 percent versus the first quarter of 2004, 7.6 percent on an organic basis. Industrial and Institutional Services sales grew 4.4 percent (2.7 percent organic) and Paper Services increased 3.8 percent (2.4 percent organic). Other segment sales more than doubled, growing 22.9 percent organically on continuing strength in India and from an alternate channels business group.

Earnings per share increased to $0.08, versus the year-earlier loss of $1.40 per share. Reductions to net income from business process optimization, reimbursed profit sharing expense and other unusual charges were $4.1 million pre-tax, or $0.02 per share on an after-tax basis, for the 2005 quarter, while the 2004 first quarter loss was driven by a non-cash, one-time $122.3 million expense, $1.35 per share, for In Process Research and Development.

Looking ahead, Dr. Joyce noted two issues that he sees as important for the Company to continue to address - pricing and operating working capital.

Pricing lagged behind rapid growth in raw material costs, pressuring gross margins down to 47.0 percent from the year-earlier 47.5 percent. The 2004 first quarter, however, included a $14.1 million charge to cost of product sold, resulting from the sale of inventory that had been revalued in purchase accounting. Without this expense, 2004 gross margins would have been 200 basis points higher.

“In the first quarter, we realized $18 million in price increases, but saw raw material costs increase $34 million. While mix issues played a small role in our gross margin decline, the primary part of this year-on-year drop is caused by a lag between raw materials costs and price. On the positive side, we are seeing customer acceptance of price increases in most businesses,” noted Dr. Joyce. “We have taken additional price increases in April and will continue to move pricing as costs increase. Looking forward, we expect total raw material cost increases for the year to total about $125 million. To date, we have in place customer-accepted price increases that will recoup more than $85 million. We are moving now with further increases in the second and third quarter to close the remaining gap.”

Working capital presents another opportunity for the balance of the year. In the most recent quarter, inventory grew $39 million, as normal increases to support growth were exacerbated by cost increases and steps taken to navigate through select raw material shortages and an SAP implementation.

“We addressed the shortage-risk situation with new supply contracts and are improving our ability to operate with SAP, now the common platform across 80 percent of our business. These actions will allow us to return to more reasonable inventory and, for that matter, receivable levels, freeing cash for debt reduction,” stated Dr. Joyce.

“We believe we will generate more than $200 million this year in Free Cash Flow (cash from operations less minority interests and capital expenditures), allowing us to meet our debt reduction target,” Dr. Joyce added. Net debt decreased $16.7 million in the quarter through currency translation reductions in the value of the Company’s Euro-denominated notes and Term Loan A.

Nalco will discuss first quarter results on a conference call and Webcast to be held today at 11:00 a.m. ET. Information on the call and Webcast is available on our Web site www.nalco.com.

Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. The company currently serves more than 60,000 customer locations representing a broad range of end markets. It has established a global presence with over 10,000 employees operating in 130 countries, supported by a comprehensive network of manufacturing facilities, sales offices and research centers. In 2004, Nalco achieved sales of $3 billion.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA and Adjusted EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Share Base and Earnings Per Share
8.	2004 Results Reclassified to Conform with 2005 Presentation

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited)
	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$34.5	$33.3
Accounts receivable, less allowances of $22.6 in 2005 and $21.1 in 2004	587.5	594.2
Inventories:
Finished products	273.7	245.4
Materials and work in process	78.8	68.1
	352.5	313.5
Prepaid expenses, taxes and other current assets	75.5	90.1
Total current assets	1,050.0	1,031.1

Property, plant, and equipment, net	815.9	847.3
Intangible assets:
Goodwill	2,336.1	2,368.3
Other intangibles, net	1,297.9	1,323.6
Other assets	357.2	363.6
Total assets	$5,857.1	$5,933.9

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$260.4	$261.9
Short-term debt	25.4	17.7
Other current liabilities	266.4	311.7
Total current liabilities	552.2	591.3

Other liabilities:
Long-term debt	3,401.6	3,424.8
Deferred income taxes	475.3	484.8
Accrued pension benefits	418.9	411.7
Other liabilities	296.4	296.8

Minority interest	11.9	14.1
Shareholders’ equity	700.8	710.4
Total liabilities and shareholders’ equity	$5,857.1	$5,933.9

ATTACHMENT 1

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2005	Three Months ended March 31, 2004

Net sales	$777.6	$713.3
Operating costs and expenses:
Cost of product sold	412.4	374.4
Selling, administrative, and research expenses	258.5	253.3
Amortization of intangible assets	20.6	24.2
In-process research and development	-	122.3
Business optimization expenses	0.8	-
Total operating costs and expenses	692.3	774.2

Operating earnings (loss)	85.3	(60.9)

Other income (expense), net	(3.4)	(3.5)
Interest income	2.1	2.7
Interest expense	(62.1)	(61.0)

Earnings (loss) before income taxes	21.9	(122.7)

Income tax provision	9.7	3.0

Minority interests	(1.2)	(1.0)

Net earnings (loss)	$11.0	$(126.7)

Net earnings (loss) per share:
Basic and diluted	$0.08	$(1.40)
Weighted-average shares outstanding (millions):
Basic	141.7	90.6
Diluted	146.6	90.6

ATTACHMENT 2

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2005	Three Months ended March 31, 2004
Operating activities
Net earnings (loss)	$11.0	$(126.7)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	33.2	28.7
Amortization	20.6	24.2
In-process research and development	-	122.3
Amortization of deferred financing costs and accretion of senior discount notes	9.9	10.5
Other, net	10.8	3.2
Changes in operating assets and liabilities	(69.8)	22.3
Net cash provided by operating activities	15.7	84.5

Investing activities
Purchase price adjustment on acquisition of Ondeo Nalco Group	(3.2)	25.6
Additions to property, plant, and equipment, net	(12.3)	(16.4)
Other investing activities	(0.4)	(2.2)
Net cash provided by (used for) investing activities	(15.9)	7.0

Financing activities
Changes in short-term debt, net	7.9	(2.7)
Proceeds from long-term debt	0.1	450.3
Repayments of long-term debt	(2.1)	(60.0)
Capital distributions	-	(446.9)
Other	(4.0)	(1.2)
Net cash provided by (used for) financing activities	1.9	(60.5)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.4)
Increase in cash and cash equivalents	1.2	30.6
Cash and cash equivalents at beginning of period	33.3	100.0
Cash and cash equivalents at end of period	$34.5	$130.6

ATTACHMENT 3

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2005	Three Months ended March 31, 2004

Industrial and Institutional Services	$343.7	$329.3
Energy Services	209.9	194.2
Paper Services	170.3	164.1
Other	53.7	25.7
Net sales	$777.6	$713.3

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings (loss) before income taxes:

	Three Months ended March 31, 2005	Three Months ended March 31, 2004
Segment direct contribution:
Industrial and Institutional Services	$75.9	$79.9
Energy Services	47.5	44.3
Paper Services	34.7	42.1
Other*	(5.4)	(34.9)
Total segment direct contribution	152.7	131.4

Expenses not allocated to segments:
Administrative expenses	46.0	45.8
Amortization of intangible assets	20.6	24.2
In-process research and development	-	122.3
Business optimization expenses	0.8	-
Operating earnings (loss)	85.3	(60.9)
Other income (expense), net	(3.4)	(3.5)
Interest income	2.1	2.7
Interest expense	(62.1)	(61.0)
Earnings (loss) before income taxes	$21.9	$(122.7)
*Note
Reflects costs not allocated to segments, but deducted in arriving at direct contribution. Year-over-year improvement primarily result of:
•	$14.1 million purchase accounting related step up of inventory values charged against cost of goods sold in the first quarter 2004, not repeated in 2005
•	$13.2 million year-over-year swing in value of capitalized variances at foreign locations (FIFO methodology)

ATTACHMENT 4

NALCO COMPANY

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2005	Three Months ended March 31, 2004

Net earnings (loss)	$11.0	$(126.7)
Income tax provision	9.7	3.0
Interest expense, net of interest income	60.0	58.3
Depreciation	33.2	28.7
Amortization	20.6	24.2
EBITDA	134.5	(12.5)

In-process research and development	-	122.3
Write-off of inventory step-up	-	14.1
Business optimization expenses	0.8	-
Asset write-offs	2.4	-
Profit sharing expense funded by Suez	3.1	4.1
Sponsor monitoring fees	-	2.5
Franchise taxes	0.7	0.8
Non-cash rent expense	2.6	2.6
Non-wholly owned entities	(0.5)	0.3
Loss (gain) on sale, net of expenses	0.5	-
Other unusual charges	0.2	1.1
Adjusted EBITDA	$144.3	$135.3

ATTACHMENT 5

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Free Cash Flow
(Unaudited)
(dollars in millions)

	Three Months ended March 31, 2005	Three Months ended March 31, 2004
Net cash provided by operating activities	$15.7	$84.5
Minority interests	(1.2)	(1.0)
Additions to property, plant, and equipment, net	(12.3)	(16.4)
Free cash flow	$2.2	$67.1

ATTACHMENT 6

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

		Three Months ended March 31, 2005		Three Months ended March 31, 2004
		Actual	Per Share	Actual	Per Share
Net earnings (loss)		$ 11.0	$ 0.08	$(126.7)	$ (1.40)

Net earnings was reduced by the following items (after tax):
In-process research and development	IPR&D	$-	$-	$122.3	$1.35
Write-off of inventory step-up	COGS	-	-	9.8	0.11
Business optimization expenses	Bus Opt Exp	0.5	-	-	-
Profit sharing expense funded by Suez	COGS/SGA	2.0	0.01	2.6	0.03
Sponsor monitoring fees	OIOE	-	-	1.6	0.02
Other unusual charges	COGS/SGA/OIOE	0.1	-	0.7	0.01
		$2.6		$137.0

Memo Only
Net earnings was reduced by the following items (pre tax):
In-process research and development	IPR&D	$-	$-	$122.3	$1.35
Write-off of inventory step-up	COGS	-	-	14.1	0.16
Business optimization expenses	Bus Opt Exp	0.8	0.01	-	-
Profit sharing expense funded by Suez	COGS/SGA	3.1	0.02	4.1	0.05
Sponsor monitoring fees	OIOE	-	-	2.5	0.03
Other unusual charges	COGS/SGA/OIOE	0.2	-	1.1	0.01
		$4.1		$144.1

Weighted-average of shares outstanding (millions):
Basic			141.7		90.6
Diluted			146.6		90.6

ATTACHMENT 7

NALCO COMPANY

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
2004 Results Reclassified to Conform with 2005 Presentation
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2004	Three Months ended June 30, 2004	Three Months ended Sept. 30, 2004	Three Months ended Dec. 31, 2004	Year ended Dec. 31, 2004

Net sales	$713.3	$740.4	$774.2	$805.4	$3,033.3
Operating costs and expenses:
Cost of product sold	374.4	372.2	401.3	430.5	1,578.4
Selling, administrative, and research expenses	253.3	261.6	255.2	269.1	1,039.2
Amortization of intangible assets	24.2	24.9	23.9	23.3	96.3
In-process research and development	122.3	-	-	-	122.3
Business optimization expenses	-	-	-	1.7	1.7
Total operating costs and expenses	774.2	658.7	680.4	724.6	2,837.9

Operating earnings (loss)	(60.9)	81.7	93.8	80.8	195.4

Other income (expense), net	(3.5)	(1.8)	(1.2)	(50.5)	(57.0)
Interest income	2.7	2.7	2.3	2.5	10.2
Interest expense	(61.0)	(62.7)	(64.0)	(63.1)	(250.8)

Earnings (loss) before income taxes	(122.7)	19.9	30.9	(30.3)	(102.2)

Income tax provision (benefit)	3.0	16.6	27.2	(16.0)	30.8

Minority interests	(1.0)	(0.9)	(1.7)	(2.2)	(5.8)
Net earnings (loss)	$(126.7)	$2.4	$2.0	$(16.5)	$(138.8)

Net earnings (loss) per share:
Basic and diluted	$(1.40)	$0.03	$0.02	$(0.14)	$(1.42)

Weighted-average shares outstanding (millions)	90.6	90.6	90.6	118.9	97.7

ATTACHMENT 8